As filed with the Securities and Exchange Commission on May 14, 2009

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

SEPRACOR INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	22-2536587 (I.R.S. Employer Identification No.)

84 Waterford Drive Marlborough, Massachusetts (Address of Principal Executive Offices)	01752 (Zip Code)

1998 Employee Stock Purchase Plan

(Full Title of the Plan)

Andrew I. Koven, Esq.

Executive Vice President, General Counsel and Corporate Secretary

Sepracor Inc.

84 Waterford Drive
Marlborough, Massachusetts 01752

(Name and Address of Agent For Service)

(508) 481-6700

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.10 par value per share (including the associated Preferred Stock Purchase Rights)	1,000,000 shares	$14.70(2)	$14,700,000(2)	$821

(1)                                  In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)                                  Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the registrant’s common stock as reported on the Nasdaq Global Select Market on May 11, 2009.

STATEMENT OF INCORPORATION BY REFERENCE

Except as otherwise set forth below, this registration statement on Form S-8 incorporates by reference the contents of the registration statements on Form S-8, File No. 333-58559, File No. 333-112748, File No. 333-138815 and File No. 333-152437 relating to the registrant’s 1998 Employee Stock Purchase Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Marlborough, Commonwealth of Massachusetts, on this 14th day of May, 2009.

SEPRACOR INC.

By:	/s/ Adrian Adams
Adrian Adams
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Sepracor Inc. hereby severally constitute Robert F. Scumaci and Andrew I. Koven, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Sepracor Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Adrian Adams	President, Chief Executive Officer and Director (Principal Executive Officer)	May 14, 2009
Adrian Adams

/s/ Robert F. Scumaci	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 14, 2009
Robert F. Scumaci

/s/ Timothy J. Barberich	Director	May 14, 2009
Timothy J. Barberich

/s/ Digby W. Barrios	Director	May 14, 2009
Digby W. Barrios

/s/ Robert J. Cresci	Director	May 14, 2009
Robert J. Cresci

/s/ James F. Mrazek	Director	May 14, 2009
James F. Mrazek

/s/ Lisa Ricciardi	Director	May 14, 2009
Lisa Ricciardi

/s/ Timothy J. Rink	Director	May 14, 2009
Timothy J. Rink

/s/ Alan A. Steigrod	Director	May 14, 2009
Alan A. Steigrod

INDEX TO EXHIBITS

Exhibit Number	Description

4.1(1)	Restated Certificate of Incorporation of the registrant, as amended
4.2(2)	Amended and Restated By-Laws of the registrant
4.3(3)	Rights Agreement dated June 3, 2002 between the registrant and EquiServe Trust Company, N.A., as rights agent
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the registrant
23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm
24.1	Power of attorney (included in the signature pages of this registration statement)

(1)                                  Previously filed with the Securities and Exchange Commission as an Exhibit to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (File No. 000-19410) and incorporated herein by reference.

(2)                                  Previously filed with the Securities and Exchange Commission as an Exhibit to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (File No. 000-19410) and incorporated herein by reference.

(3)                                  Previously filed with the Securities and Exchange Commission as an Exhibit to the registrant’s Current Report on Form 8-K filed on June 4, 2002 (File No. 000-19410) and incorporated herein by reference.